Exhibit 99.1

FedEx Corp. Reports Higher First Quarter Earnings

MEMPHIS, Tenn., September 20, 2016 ... FedEx Corp. (NYSE: FDX) today reported earnings of $2.65 per diluted share ($2.90 per diluted share on an adjusted basis) for the first quarter ended August 31, compared to earnings of $2.42 per diluted share a year ago.

During the quarter, the company incurred TNT Express integration and Outlook restructuring program costs of $68 million ($45 million, net of tax, or $0.17 per diluted share). In addition, the company incurred $28 million ($21 million, net of tax, or $0.08 per diluted share) of intangible asset amortization expense for TNT Express.

“The integration of TNT Express is proceeding smoothly, and the level of team members’ engagement is outstanding,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “Managing our operating companies as a portfolio of customer solutions helped FedEx achieve strong financial and operating results in the quarter, especially given the global economy’s continued low growth.”

First Quarter Results

FedEx Corp. reported the following consolidated results for the first quarter (adjusted measures exclude TNT Express integration and Outlook restructuring program costs and intangible asset amortization expense):

	Fiscal 2017		Fiscal 2016
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)
Revenue	$14.7 billion	$14.7 billion	$12.3 billion
Operating income	$1.26 billion	$1.36 billion	$1.14 billion
Operating margin	8.6%	9.3%	9.3%
Net income	$715 million	$780 million	$692 million
Diluted EPS	$2.65	$2.90	$2.42

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Operating results rose compared to last year due to higher base yields at FedEx Express and FedEx Ground, volume growth at FedEx Ground and ongoing cost efficiencies at FedEx Express. These factors were partially offset by integration and restructuring program costs and intangible asset amortization at TNT Express, and higher network expansion costs at FedEx Ground.

During the quarter, the company acquired 1.4 million shares of FedEx common stock.

Earnings Guidance

FedEx is unable to forecast the fiscal 2017 year-end mark-to-market pension accounting adjustments. As a result, the company is unable to provide unadjusted earnings guidance. Adjusted earnings for fiscal 2017 are projected to be $10.85 to $11.35 per diluted share before year-end mark-to-market pension accounting adjustments. This forecast includes TNT Express results and assumes moderate economic growth. Excluding TNT Express-related integration and Outlook restructuring program costs and TNT Express intangible asset amortization, FedEx forecasts fiscal 2017 earnings of $11.85 to $12.35 per diluted share. The capital spending forecast for the fiscal year, which includes TNT Express, remains $5.6 billion.

“Our team is extremely excited about the TNT Express integration, and we are discovering many possibilities for achieving high returns,” said Alan B. Graf, FedEx Corp. executive vice president and chief financial officer. “As we integrate these networks and take advantage of the unmatched road capabilities of TNT Express, I am confident there is going to be a tremendous opportunity to increase the earnings of FedEx Corporation.”

2017 Rate Increases

As previously announced, effective January 2, 2017, FedEx Express will increase shipping rates by an average of 3.9%, while FedEx Ground, FedEx Home Delivery and FedEx Freight will increase shipping rates by an average of 4.9%. The FedEx Express and FedEx Ground U.S. domestic dimensional weight divisor will also change from 166 to 139. Effective February 6, 2017, FedEx Express and FedEx Ground fuel surcharges will be adjusted on a weekly basis compared to the current monthly adjustment. Details of all changes to rates and surcharges are available at fedex.com/rates2017.

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FedEx Express Segment

For the first quarter, the FedEx Express segment reported (adjusted measures exclude TNT Express integration costs):

	Fiscal 2017		Fiscal 2016
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)
Revenue	$6.66 billion	$6.66 billion	$6.59 billion
Operating income	$624 million	$646 million	$545 million
Operating income YOY change %	14%	19%
Operating margin	9.4%	9.7%	8.3%

FedEx Express revenue increased slightly as improved base yields, higher package volume and increased freight pounds more than offset lower fuel surcharges and unfavorable currency exchange rates. U.S. domestic package volume increased 1% due to growth in overnight box and envelope volumes. FedEx International Economy volume grew 1%, while FedEx International Priority volume decreased 1%. Average daily freight pounds increased 8% due to higher U.S. Postal Service volume.

FedEx Express operating results improved due to higher base yields and ongoing cost efficiencies. As-reported results include $22 million of expenses related to the integration of TNT Express. Fuel and currency exchange rates had a minimal impact on the quarter’s results.

TNT Express Segment

For the first quarter, the TNT Express segment reported (adjusted measures exclude TNT Express integration and Outlook restructuring program costs and intangible asset amortization expense):

Fiscal 2017
	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$1.80 billion	$1.80 billion
Operating (loss)/income	($14) million	$34 million
Operating margin	(0.8%)	1.9%

The TNT Express as-reported results include $28 million of intangible asset amortization expense and $20 million of integration and Outlook restructuring program costs.

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FedEx Ground Segment

For the first quarter, the FedEx Ground segment reported:

	Fiscal 2017	Fiscal 2016	Change
Revenue	$4.29 billion	$3.83 billion	12%
Operating income	$610 million	$537 million	14%
Operating margin	14.2%	14.0%	0.2 pts

Revenue increased due to higher volume and revenue per package. FedEx Ground average daily volume grew 10% in the first quarter, driven by e–commerce and commercial package growth. FedEx Ground yield increased 2% due to higher base yields partially offset by lower fuel surcharges.

Operating results improved due to higher volumes, increased yields and lower self-insurance costs, partially offset by higher network expansion costs and increased purchased transportation rates including higher postage.

FedEx Freight Segment

For the first quarter, the FedEx Freight segment reported:

	Fiscal 2017	Fiscal 2016	Change
Revenue	$1.66 billion	$1.60 billion	4%
Operating income	$135 million	$132 million	2%
Operating margin	8.1%	8.2%	(0.1 pts)

Revenue increased as less-than-truckload (LTL) average daily shipment growth of 8% more than offset the impact of lower fuel surcharges and weight per shipment.

Operating results benefited from higher shipment volumes and a favorable rentals comparison, as last year’s results included a charge related to a facility closure. These benefits were offset by lower revenue per LTL shipment.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $58 billion, the company offers integrated business applications through operating companies competing collectively and

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managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 400,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks, Statistical Books and first quarter fiscal 2017 Earnings Presentation. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EDT on September 20, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our SEC filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, our ability to successfully integrate the business and operations of FedEx Express and TNT Express in the expected time frame, a significant data breach or other disruption to our technology infrastructure, changes in fuel prices or currency exchange rates, legal challenges or changes related to FedEx Ground’s owner-operators and the drivers providing services on their behalf, new U.S. domestic or international government regulation, our ability to effectively operate, integrate and leverage acquired businesses, disruptions or modifications in service by, or changes in the business of, the U.S. Postal Service, the impact from any terrorist activities or international conflicts, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s

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and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

First Quarter Fiscal 2017 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including adjusted consolidated operating income and margin, net income and earnings per share, as well as adjusted FedEx Express segment and TNT Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of certain transactions (as applicable):

•	TNT Express integration and Outlook restructuring program costs; and

•	TNT Express intangible asset amortization.

We expect to incur significant expenses over the next few years in connection with our integration of TNT Express and the Outlook restructuring program. We have adjusted the applicable financial measures to exclude these items because we generally would not incur such costs and expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional fees, advertising expenses, legal expenses and travel. Internal salaries, wages, and benefits costs are included only to the extent the individuals are assigned full-time to integration activities. The Outlook restructuring program is a TNT Express legacy program that includes various initiatives focused on yield management, improved operational efficiency and productivity and improved customer service.

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We will also have recurring intangible asset amortization expenses. The company and TNT Express incurred, and will continue incurring, these expenses solely as a result of the company’s acquisition of TNT Express and the related purchase accounting treatment. We excluded intangible asset amortization from the company’s and TNT Express’s fiscal 2017 first quarter financial results to help investors understand the impact of these expenses on TNT Express’s base business and to facilitate the overall comparability of the company’s consolidated financial results. We will not adjust our financial results for intangible asset amortization beginning in fiscal 2018 because the company’s and TNT Express’s financial results will be comparable year-over-year at that time. Given the timing and complexity of the TNT Express acquisition, the presentation of TNT Express in the company’s financial statements, including the allocation of the purchase price, is preliminary and will likely change in future periods, perhaps significantly, as fair value estimates of the assets acquired and liabilities assumed are refined during the measurement period. We will complete our purchase price allocation no later than the fourth quarter of 2017.

We believe these adjusted financial measures facilitate more meaningful analysis and more accurate comparisons of our ongoing business operations because they exclude items that enhance comparability to prior periods, may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Fiscal 2017 Earnings Guidance

Our fiscal 2017 earnings guidance is a non-GAAP financial measure because it excludes the fiscal 2017 year-end mark-to-market (“MTM”) pension accounting adjustments, projected fiscal 2017 TNT Express integration and Outlook restructuring program costs, and projected fiscal 2017 TNT Express intangible asset amortization. We have provided this non-GAAP earnings guidance measure for the same reasons that were outlined above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM pension accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets, so such adjustments are not included in our earnings guidance. For this reason, a full reconciliation of our fiscal 2017 earnings guidance to the most directly comparable GAAP measure is impracticable. It is reasonably possible, however, that our fourth quarter fiscal

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2017 MTM pension accounting adjustments could have a material impact on our fiscal 2017 consolidated financial results. The last table included below outlines the impact of the items that are excluded from our earnings guidance, other than the year-end MTM pension accounting adjustments.

First Quarter Fiscal 2017

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[2]	Income[1]	Per Share
Non-GAAP measure	$1,360	9.3%	$457	$780	$2.90
TNT Express integration and Outlook restructuring program costs	(68)	(0.5%)	(23)	(45)	(0.17)
TNT Express intangible asset amortization	(28)	(0.2%)	(7)	(21)	(0.08)

GAAP measure	$1,264	8.6%	$427	$715	$2.65

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
Non-GAAP measure	$646	9.7%
TNT Express integration costs	(22)	(0.3%)

GAAP measure	$624	9.4%

TNT Express Segment

	Operating
Dollars in millions	Income/ (Loss)	Margin
Non-GAAP measure	$34	1.9%
TNT Express integration and Outlook restructuring program costs	(20)	(1.1%)
TNT Express intangible asset amortization	(28)	(1.6%)

GAAP measure	($14)	(0.8%)

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Fiscal 2017 Earnings Guidance

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share with adjustments		$11.85 to $12.35
TNT Express integration and Outlook restructuring program costs	($275)
Income tax effect[2]	92

Net of tax effect	($183)	(0.68)

TNT Express intangible asset amortization	($115)
Income tax effect[2]	29

Net of tax effect	($86)	(0.32)

Earnings per diluted share without adjustments[3]		$10.85 to $11.35

Notes:

1 –	Does not sum to total due to rounding.
2 –	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
3 –	This is a non-GAAP measure because the year-end mark-to-market pension accounting adjustments, which are impracticable to calculate at this time, are excluded.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2017

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended
	August 31
	2016	2015	%
Revenue:
FedEx Express segment	$6,656	$6,591	1%
TNT Express segment	1,804	—	NM
FedEx Ground segment	4,290	3,830	12%
FedEx Freight segment	1,658	1,601	4%
FedEx Services segment	395	390	1%
Eliminations and other	(140)	(133)	(5%)

Total Revenue	14,663	12,279	19%
Operating Expenses:
Salaries and employee benefits	5,311	4,525	17%
Purchased transportation	3,240	2,344	38%
Rentals and landing fees	790	695	14%
Depreciation and amortization	739	648	14%
Fuel	650	712	(9%)
Maintenance and repairs	598	548	9%
Other	2,071	1,663	25%

Total Operating Expenses	13,399	11,135	20%
Operating Income:
FedEx Express segment	624	545	14%
TNT Express segment	(14)	—	NM
FedEx Ground segment	610	537	14%
FedEx Freight segment	135	132	2%
Eliminations, corporate and other	(91)	(70)	(30%)

Total Operating Income	1,264	1,144	10%
Other Income (Expense):
Interest, net	(113)	(63)	79%
Other, net	(9)	3	NM

Total Other Expense	(122)	(60)	103%

Income Before Income Taxes	1,142	1,084	5%
Provision for Income Taxes	427	392	9%

Net Income	$715	$692	3%

Diluted Earnings Per Share	$2.65	$2.42	10%

Weighted Average Common and Common Equivalent Shares	269	286	(6%)
Capital Expenditures	$1,215	$1,209	—

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

First Quarter Fiscal 2017

(In millions)

	August 31, 2016
	(Unaudited)	May 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$2,989	$3,534
Receivables, less allowances	7,233	7,252
Spare parts, supplies and fuel, less allowances	512	496
Prepaid expenses and other	667	707

Total current assets	11,401	11,989
Property and Equipment, at Cost	48,121	47,018
Less accumulated depreciation and amortization	23,317	22,734

Net property and equipment	24,804	24,284
Other Long-Term Assets
Goodwill	6,783	6,747
Other assets	2,587	2,939

Total other long-term assets	9,370	9,686

	$45,575	$45,959

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities
Current portion of long-term debt	$47	$29
Accrued salaries and employee benefits	1,603	1,972
Accounts payable	2,851	2,944
Accrued expenses	2,973	3,063

Total current liabilities	7,474	8,008
Long-Term Debt, Less Current Portion	13,735	13,733
Other Long-Term Liabilities
Deferred income taxes	1,762	1,567
Pension, postretirement healthcare and other benefit obligations	6,063	6,227
Self-insurance accruals	1,338	1,314
Deferred lease obligations	457	400
Deferred gains, principally related to aircraft transactions	150	155
Other liabilities	454	771

Total other long-term liabilities	10,224	10,434
Commitments and Contingencies
Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,918	2,892
Retained earnings	18,862	18,371
Accumulated other comprehensive loss	(176)	(169)
Treasury stock, at cost	(7,494)	(7,342)

Total common stockholders’ investment	14,142	13,784

	$45,575	$45,959

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

First Quarter Fiscal 2017

(In millions)

(Unaudited)

	Three Months Ended
	August 31
	2016	2015
Operating Activities:
Net income	$715	$692
Noncash charges:
Depreciation and amortization	739	648
Other, net	269	101
Changes in operating assets and liabilities, net	(752)	(200)

Net cash provided by operating activities	971	1,241
Investing Activities:
Capital expenditures	(1,215)	(1,209)
Proceeds from asset dispositions and other	9	10

Net cash used in investing activities	(1,206)	(1,199)
Financing Activities:
Principal payments on debt	(12)	(15)
Dividends paid	(106)	(71)
Purchase of treasury stock	(222)	(190)
Other, net	27	52

Net cash used in financing activities	(313)	(224)

Effect of exchange rate changes on cash	3	(38)

Net decrease in cash and cash equivalents	(545)	(220)
Cash and cash equivalents at beginning of period	3,534	3,763

Cash and cash equivalents at end of period	$2,989	$3,543

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2016	2015	%
Revenues:
Package Revenue:
U.S. Overnight Box	$1,722	$1,658	4%
U.S. Overnight Envelope	443	422	5%

Total U.S. Overnight	2,165	2,080	4%
U.S. Deferred	810	816	(1%)

Total U.S. Package Revenue	2,975	2,896	3%

International Priority	1,434	1,464	(2%)
International Economy	584	574	2%

Total International Export Package	2,018	2,038	(1%)
International Domestic[1]	320	327	(2%)

Total Package Revenue	5,313	5,261	1%
Freight Revenue:
U.S.	616	573	8%
International Priority	360	350	3%
International Airfreight	27	36	(25%)

Total Freight Revenue	1,003	959	5%
Other Revenue[2]	340	371	(8%)

Total Express Revenue	$6,656	$6,591	1%
Operating Expenses:
Salaries and employee benefits	2,588	2,523	3%
Purchased transportation	557	601	(7%)
Rentals and landing fees	401	410	(2%)
Depreciation and amortization	348	347	—
Fuel	501	607	(17%)
Maintenance and repairs	357	345	3%
Intercompany charges	462	445	4%
Other	818	768	7%

Total Operating Expenses	6,032	6,046	—

Operating Income	$624	$545	14%

Operating Margin	9.4%	8.3%	1.1 pts

1 - International Domestic revenues represent international intra-country operations.

2 - Includes FedEx Trade Networks and FedEx SupplyChain Systems.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

First Quarter Fiscal 2017

(Unaudited)

	Three Months Ended
	August 31
	2016	2015	%
PACKAGE STATISTICS[1]
Average Daily Package Volume (000s):
U.S. Overnight Box	1,255	1,210	4%
U.S. Overnight Envelope	570	541	5%

Total U.S. Overnight Package	1,825	1,751	4%
U.S. Deferred	824	865	(5%)

Total U.S. Domestic Package	2,649	2,616	1%

International Priority	385	389	(1%)
International Economy	178	176	1%

Total International Export Package	563	565	—
International Domestic[2]	875	855	2%

Total Average Daily Packages	4,087	4,036	1%

Yield (Revenue Per Package):
U.S. Overnight Box	$21.11	$21.08	—
U.S. Overnight Envelope	11.96	11.99	—

U.S. Overnight Composite	18.25	18.27	—
U.S. Deferred	15.12	14.52	4%

U.S. Domestic Composite	17.28	17.03	1%

International Priority	57.30	57.86	(1%)
International Economy	50.48	50.18	1%

Total International Export Composite	55.15	55.47	(1%)
International Domestic[2]	5.62	5.88	(4%)

Composite Package Yield	$20.00	$20.05	—

FREIGHT STATISTICS[1]
Average Daily Freight Pounds (000s):
U.S.	8,067	7,278	11%
International Priority	2,534	2,491	2%
International Airfreight	585	609	(4%)

Total Avg Daily Freight Pounds	11,186	10,378	8%

Revenue Per Freight Pound:
U.S.	$1.18	$1.21	(2%)
International Priority	2.19	2.16	1%
International Airfreight	0.70	0.92	(24%)

Composite Freight Yield	$1.38	$1.42	(3%)
Operating Weekdays	65	65	—

1 -	Package and freight statistics include only the operations of FedEx Express.
2 -	International Domestic revenues represent international intra-country operations.

TNT EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

Three Months Ended
August 31, 2016
FINANCIAL HIGHLIGHTS
Revenue	$1,804
Operating Expenses:
Salaries and employee benefits	521
Purchased transportation	768
Rentals and landing fees	86
Depreciation and amortization	72
Fuel	54
Maintenance and repairs	36
Other	281

Total Operating Expenses	1,818

Operating Loss	($14)

Operating Margin	(0.8%)
OPERATING STATISTICS
Operating Weekdays	64
Package:
Average Daily Package Volume (000s)	919
Yield (Revenue Per Package)	$25.97
Freight:
Average Daily Freight Pounds (000s):	3,702
Revenue Per Freight Pound:	$0.62

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2016	2015	%
FINANCIAL HIGHLIGHTS
Revenues:
FedEx Ground	$3,891	$3,460	12%
GENCO	399	370	8%

Total Revenues	$4,290	$3,830	12%
Operating Expenses:
Salaries and employee benefits	766	653	17%
Purchased transportation	1,692	1,527	11%
Rentals	181	145	25%
Depreciation and amortization	163	146	12%
Fuel	2	3	(33%)
Maintenance and repairs	76	69	10%
Intercompany charges	325	297	9%
Other	475	453	5%

Total Operating Expenses	3,680	3,293	12%

Operating Income	$610	$537	14%

Operating Margin	14.2%	14.0%	0.2 pts
OPERATING STATISTICS[1]
Operating Weekdays	65	65	—
Average Daily Package Volume (000s)	7,389	6,717	10%
Yield (Revenue Per Package)	$8.09	$7.91	2%

1 -	Operating statistics include only the operations of FedEx Ground (including FedEx SmartPost).

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2017

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2016	2015	%
FINANCIAL HIGHLIGHTS
Revenue	$1,658	$1,601	4%
Operating Expenses:
Salaries and employee benefits	772	721	7%
Purchased transportation	259	251	3%
Rentals	30	43	(30%)
Depreciation and amortization	64	59	8%
Fuel	91	102	(11%)
Maintenance and repairs	54	53	2%
Intercompany charges	126	113	12%
Other	127	127	—

Total Operating Expenses	1,523	1,469	4%

Operating Income	$135	$132	2%

Operating Margin	8.1%	8.2%	(0.1 pts )
OPERATING STATISTICS
LTL Operating Weekdays	65	65	—
Average Daily LTL Shipments (000s)
Priority	72.5	66.5	9%
Economy	32.3	30.7	5%

Total Average Daily LTL Shipments	104.8	97.2	8%
Weight Per LTL Shipment (lbs)
Priority	1,176	1,198	(2%)
Economy	1,098	1,168	(6%)

Composite Weight Per LTL Shipment	1,152	1,189	(3%)
LTL Revenue/Shipment
Priority	$217.50	$223.26	(3%)
Economy	255.46	269.33	(5%)

Composite LTL Revenue/Shipment	$229.20	$237.81	(4%)
LTL Revenue/CWT
Priority	$18.49	$18.63	(1%)
Economy	23.26	23.06	1%

Composite LTL Revenue/CWT	$19.89	$20.01	(1%)